1 2Q 2026 Investor Presentation

2 Generally. The information contained in this presentation has been prepared by American Integrity Insurance Group, Inc. and its subsidiaries (collectively, “American Integrity, “AII,” the “Company,” “we,” “us” or “our”) and contains information pertaining to the business and operations of the Company. The information contained in this presentation is current only as of the date of the presentation. For any time after the date of this presentation, the information, including information concerning our business, financial condition, results of operations and prospects, may have changed. The delivery of this presentation shall not, under any circumstances, create any implication that there have been no changes in our affairs after the date of this presentation. We have not authorized any person to give any information or to make any representations about us in connection with this presentation that is not contained herein. If any information has been or is given or any representations have been or are made to you outside of this presentation, such information or representations should not be relied upon as having been authorized by us. Cautionary Note Regarding Forward-Looking Statements. Certain statements in this presentation may be forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: our outlook; our business strategy; writing new business and retaining existing policies; new insurance products; availability of reinsurance coverage; expectations regarding future growth; future Citizens take-out opportunities; anticipated future operating results and operating expenses, cash flows, capital resources and liquidity; reserves for losses and loss adjustment expenses; geographic expansion; reduction of our quota share and its impact on our results; competition; future regulatory, judicial and legislative changes; forecasts of future revenues and appropriately planning our expenses; and our plans regarding our capital expenditures and investment portfolios. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “targets,” “will,” “would” or the negative of these terms or other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the potential that we may face significant losses due to being a property and casualty insurer and our exposure to catastrophic events and severe weather conditions; our loss reserves are estimates and may be inadequate to cover our actual liability for losses, and actual claims incurred have exceeded, and in the future may exceed, reserves established for claims; the dependence of our financial results on the regulatory, legal, economic and weather conditions in Florida due to the fact that we conduct substantially all of our business in Florida; changing climate conditions may increase the severity and frequency of catastrophic events and severe weather conditions; the severity and frequency of catastrophe events of which are unpredictable; dependence upon the effectiveness of exclusions and other loss limitation methods in the insurance policies we assume or write; reliance upon third-party distribution partners, including independent insurance agents, homebuilder-affiliated agents and national insurance carriers; our ability to pursue Citizens take-out opportunities; cyclical changes in the insurance industry; our ability to obtain reinsurance coverage at commercially reasonable rates, or at all; credit risk of our reinsurers who may suffer a downgrade; the inherent uncertainty of models and our reliance on such models as a tool to evaluate risk, and the dependence of our results upon our ability to accurately price the risks we underwrite; the possibility that our information technology systems may fail or be disrupted; our ability to expand our business and the possible need to acquire additional capital in the future to fund such expansion; the ability of our claims department, or the third-party claims adjusters whom we may engage, to effectively manage or remediate claims as well as unanticipated increases in the severity or frequency of claims; the possibility that actual renewals of our existing policies will not meet expectations; increased competition and market conditions, including changes in our financial stability and credit ratings; the extensive regulatory environment in which we operate that requires approval of rate increases, can mandate rate decreases, and that can dictate underwriting practices and mandate participation in loss sharing arrangements, and other potential further restrictive regulation we may face; mandatory assessments or competition from government entities may create short-term liabilities or affect our ability to underwrite more policies; and other risks identified in “Risk Factors” in our reports filed with the Securities and Exchange Commission (the “SEC”), including our most recently filed Annual Report on Form 10-K for the period ended December 31, 2025. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law. Market and Industry Data. Unless otherwise indicated, market data and certain industry forecast data used in this presentation were obtained from internal reports, where appropriate, as well as third-party sources and other publicly available information. Data regarding the industry in which the Company competes, its market position and market share within are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond the Company’s control. In addition, assumptions and estimates of the Company and its industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause future performance to differ materially from assumptions and estimates. Financial Information. The financial information included in this presentation and other financial information about the Company can also be found on our Annual Report on Form 10-K for the period ended December 31, 2025, and our Quarterly Report on Form 10-Q for the period ended June 30, 2026. The Company has prepared its financial statements with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and the SEC rules for interim financial reporting. Accordingly, the financial results in this presentation do not include all the information and footnotes required for complete financial statements and should be read in conjunction with the consolidated financial statements of the Company and the accompanying notes thereto for the year ended December 31, 2025, and for the three and six months ended June 30, 2026. The results for interim periods do not necessarily indicate the results that may be expected for any interim period or for the full year. Financial results for periods beginning prior to the consummation of our initial public offering on May 7, 2025, are those of American Integrity Insurance Group, LLC and its consolidated subsidiaries, and financial results for periods beginning after our initial public offering are those of American Integrity Insurance Group, Inc. and its consolidated subsidiaries. Non-GAAP Financial Measures. This presentation includes certain financial measures derived from consolidated financial data but not presented in accordance with GAAP, including underwriting income, adjusted net income, adjusted earnings per share, net underlying loss and loss adjustment expense ratio, gross underlying loss and loss adjustment expense ratio, ceded catastrophe excess of loss premiums ratio and adjusted return on equity. The Company believes that these non-GAAP measures, when taken together with its financial results presented in accordance with GAAP, provide meaningful supplemental information regarding its operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis. These non-GAAP financial measures however are subject to inherent limitations, may not be comparable to similarly-titled measures used by other companies and should not be considered in isolation or as an alternative to GAAP measures. Please refer to the Appendix for reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. Legal Disclaimer

3 Bob Ritchie Founder & Chief Executive Officer Founded American Integrity in 2006 Previously served in leadership roles at American Modern, AIG, CNA and GE Insurance Solutions More than 40 years of insurance industry experience BS, University of Evansville Jon Ritchie President Joined American Integrity in 2009 Previously served as COO and in operational and managerial roles Prior experience: leading an entrepreneurial venture BS, DePaul University; MBA, Indiana University Brian Foley Chief Financial Officer Became CFO in 2026 Prior experience: Keefe, Bruyette & Woods, Balyasny Asset Management, and PwC BS, University of Delaware David Clark Chairman Co-founded American Integrity in 2006 Currently serves as a Managing Director at Sowell & Co. Prior experience: McKinsey & Co. BA & BBA, University of Texas at Austin; Masters of Management, Northwestern University Experienced, Founder-Led Management Team

4 Second Quarter and Business Highlights (1) Market data provided by the Florida Office of Insurance Regulation (https://floir.com/tools-and-data/residential-market-share-reports). (2) YTD through May 31, 2026. Data excludes policy types: Commercial Residential, Personal Residential Condominium/Tenants/Farmowners/Excess Flood. (3) Adjusted Return on Equity is a non-GAAP financial measure defined as adjusted net income (after tax) divided by average beginning and ending shareholders’ equity during the applicable period and is annualized for periods of less than one year. See the non-GAAP reconciliation in the Appendix. #1 public company voluntary market new business writer in Florida(1)(2) 22% voluntary market PIF growth, and 16% overall PIF growth, versus the same period last year 40% Adjusted ROE(3) and $1.78 Adjusted EPS, which we believe demonstrates the power of broader, more durable earnings beyond the temporary Citizens-driven market opportunity Fully placed 2026-2027 catastrophe excess-of-loss reinsurance program at high end of 15-20% rate reduction with improved terms and retentions CAT reinsurance costs coming down faster than premiums, creating a tailwind to earnings

American Integrity Financial Highlights - Three & Six Months Ended 6/30/2026

Three Months Ended 6/30/2026 vs. Three Months Ended 6/30/2025

462K
Policies In-Force[(1)]
vs. 399K 2Q '25 (+16%)

$327M
Gross Premiums Written
vs. $287M 2Q '25 (+14%)

$105M
Net Premiums Earned
vs. $66M 2Q '25 (+58%)

$370M
Shareholders' Equity[(1)]
vs. $335M 1Q '26 (+10%)

31% / 18%
Net / Gross Loss Ratio[(2)]
vs. 31% 2Q '25 (net)
vs. 16% 2Q '25 (gross)

63%
Combined Ratio
vs. 73% 2Q '25 (-10 ppts.)

$35M
Adjusted Net Income[(3)]
vs. $31M 2Q '25 (+11%)

40%
Adjusted ROE[(4)]
vs. 51% 2Q '25 (-11 ppts.)

Six Months Ended 6/30/2026 vs. Six Months Ended 6/30/2025

462K
Policies In-Force[(1)]
vs. 399K 2Q '25 (+16%)

$547M
Gross Premiums Written
vs. $499M 1H '25 (+10%)

$187M
Net Premiums Earned
vs. $132M 1H '25 (+42%)

$370M
Shareholders' Equity[(1)]
vs. $337M 2025 (+10%)

34% / 19%
Net / Gross Loss Ratio[(2)]
vs. 31% 1H '25 (net)
vs. 16% 1H '25 (gross)

68%
Combined Ratio
vs. 58% 1H '25 (+10 ppts.)

$55M
Adjusted Net Income[(3)]
vs. $69M 1H '25 (-21%)

31%
Adjusted ROE[(4)]
vs. 60% 1H '25 (-29 ppts.)

(1) As of June 30, 2026.
(2) Gross loss ratio reflects gross underlying loss and loss adjustment expense ratio. Gross underlying loss and loss adjustment expense ratio is a non-GAAP measure. We calculate the gross underlying loss and LAE ratio by adding net underlying loss and LAE and ceded non-catastrophe losses and dividing that amount by the sum of total gross premiums earned and policy fees. See the non-GAAP reconciliation in the Appendix.
(3) Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense incurred in connection with our IPO, and certain non-recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. See the non-GAAP reconciliation in the Appendix.
(4) Adjusted Return on Equity represents adjusted net income (after tax) divided by average beginning and ending shareholders' equity during the applicable period and is annualized for periods of less than one year. See the non-GAAP reconciliation in the Appendix.

AMERICAN INTEGRITY INSURANCE GROUP

5

Leading Florida Residential Market Share Position

Twenty years of cultivating our distribution network has resulted in a strong market share position in the Florida residential insurance marketplace, both in terms of voluntary writings and in-force policies/premium(1)(2)

New FL Voluntary Policies Written Year to Date Ended 5/31/2026	
1. Tower Hill	55,706
2. American Integrity	**46,287**
3. Florida Peninsula	38,735
4. Frontline	37,897
5. Citizens	32,072
6. Universal P&C	27,335
7. Assurant	22,600
8. Kin	19,801
9. Cabrillo Coastal	19,650
10. American Traditions	19,182
11. Security First	15,586
12. State Farm	15,027
13. TRUE	10,127
14. People's Trust	10,038
15. USAA	9,113
Other Public Peers	
19. Slide	6,355
23. Heritage	4,716
28. HCI	2,959

#2 Among All Carriers
#2 Excl. Citizens/National Carriers

FL Residential Policies In-Force as of 5/31/2026	
1. Slide	428,270
2. State Farm	396,767
3. American Integrity	**393,686**
4. Tower Hill	390,714
5. Florida Peninsula	374,093
6. Universal P&C	294,672
7. Frontline	265,921
8. Citizens	255,435
9. HCI	227,257
10. USAA	217,674
11. Safepoint	191,886
12. Kin	158,087
13. Southern Oak	135,809
14. American Traditions	131,808
15. Cabrillo Coastal	131,316
Other Public Peers	
20. Heritage	98,778

#3 Among All Carriers
#2 Excl. Citizens/National Carriers

FL Residential Premium In-Force, $M as of 5/31/2026	
1. Slide	$1,679
2. Florida Peninsula	$1,537
3. Universal P&C	$1,192
4. Tower Hill	$1,190
5. HCI	$1,124
6. State Farm	$1,124
7. American Integrity	**$900**
8. Frontline	$890
9. USAA	$876
10. Safepoint	$658
11. Citizens	$629
12. Monarch	$486
13. Kin	$465
14. Assurant	$453
15. Olympus	$442
Other Public Peers	
18. Heritage	$385

#7 Among All Carriers
#6 Excl. Citizens/National Carriers

(1) Market Share data provided by the Florida Office of Insurance Regulation (https://floir.gov/tools-and-data/residential-market-share-reports).
(2) Data excludes the following policy types: Commercial Residential, Personal Residential Condominium/Tenants/Farmowners/Excess Flood.

AMERICAN INTEGRITY INSURANCE GROUP
6

7 Executing on Voluntary, Organic Growth Opportunities Our strong balance sheet and leading position in the stabilized Florida insurance market has resulted in strong growth across our key business initiatives. Our next phase of growth is being driven by scalable voluntary market opportunities independent of Citizens take-outs Strong Balance Sheet Stable Market Market Leadership Expansion into Florida’s Large Tri-County Region(1) Re-Opening Florida HO3 Capacity for Middle-Aged Homes Florida Introduction of Commercial Residential Reduction of Non-Cat Quota Share Strategic Expansion in GA, SC, NC with Builder Agents Strong Voluntary Policy Writing and Renewal Trends (1) Tri-County encompasses Miami-Dade, Broward, and Palm Beach counties.

8 $35,079 $87,721 2Q 2025 2Q 2026 Voluntary New Business GWP ($ 000s) Strong Voluntary Business Driving Organic Growth • 54% new voluntary policy growth and 150% new voluntary premium growth during the second quarter of 2026 compared to the same period last year, combined with favorable retention • Voluntary growth continues to significantly outpace overall growth as the Company increasingly prioritizes high-quality organic business over Citizens take-out volume $1,262 $2,047 Average new business gross written premium per policy ($ in actuals) 75.1% 78.1% 81.5% 82.8% 82.7% 83.6% 84.4% 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 2Q 2026 Quarterly Policy Retention Ratio Trends +9.3 % ppts. 28 43 2Q 2025 2Q 2026 Voluntary New Policy Writings (000s) 306 373 93 88 399 462 2Q 2025 2Q 2026 PIF (000s) Voluntary PIF Citizens PIF

9 $0.5 $28.8 2Q 2025 2Q 2026 Tri-County Growth Success Tri-County Voluntary New Business Policies Written Tri-County Voluntary New Business Gross Premiums Written • Our re-entry into the Tri-County region of Florida is gaining momentum • Average new business rates tend to skew higher in Tri-County • Successfully expanding our position in Florida’s attractive high-value homeowner market • We believe approximately 40% of all Florida “high-valued homes”(1) are located in Tri-County % of total voluntary new business mix 18% ($ in millions) 33% Tri-County premium per new business policy ~2x that of rest of book 185 7,636 2Q 2025 2Q 2026 1%1% (1) Defined as valued over $1.5 million.

Middle-Aged Homes Execution

- HO-3 business was the most severely impacted product line by the Florida litigation crisis and where we historically pulled back writing most acutely
- Dwelling and fire products were somewhat insulated as roofs mostly were insured on an actual cash value basis
- As we re-opened our HO-3 product to middle-aged homes, we have seen strong growth, and feedback from agents has been positive

HO-3 Middle-Aged[(1)] Voluntary New Business Policies Written



2%
21%
9,062
+21x
437
2Q 2025
2Q 2026

HO-3 Middle-Aged[(1)] Voluntary New Business Gross Premiums Written



($ in millions)
4%
24%
$21.3
+16x
$1.4
2Q 2025
2Q 2026

(1) We define middle-aged homes as homes with roofs that are older than five years. Excludes middle-aged homes in the Tri-County region of Florida, which are captured separately in their own category.

% of total voluntary new business mix

AMERICAN INTEGRITY INSURANCE GROUP

10

11 Florida Commercial Residential Growth Opportunity • Florida commercial residential market represents $1.7B of premium(1) • Launched commercial residential writings in 4Q 2025 with high degree of pricing/underwriting discipline • Highly selective in the opportunities we pursue • Garden-style, 2 and 3 story condominium associations • Townhome communities • Homeowner’s associations • Avoiding high rise coastal buildings 278 Policies In-Force(2) $18.6M In-Force Premium(2) (1) Market data provided by the Florida Office of Insurance Regulation as of December 31, 2025 (https://floir.com/tools-and-data/residential-market-share- reports); does not include the non-admitted market. (2) As of June 30, 2026.

Reduced Non-Cat Quota Share

- **In addition to our catastrophe XOL reinsurance tower, we also purchase non-cat quota share reinsurance**
- **Effective January 1, 2026, we reduced our quota share ceding percentage from 40% to 25%**
- **The reduction in quota share reflects our growing confidence in the profitability, stability and earnings power of our underlying portfolio**
- **We believe the change in our quota share ceding percentage will positively impact revenue and net income, but will affect the period-over-period comparability of our results**
- **Our quota share partners pay us variable ceding commission income based on loss experience**
  - Ceding commission income reduces policy acquisition expenses (PAC) and general and administrative expenses (G&A), resulting in an increase on an absolute dollar basis period-over-period when the quota share is reduced, holding all else equal[1]
  - Allocation of ceding commission income may distort comparability of PAC and G&A line items individually

Quota Share Ceding Percentage



40%
25%
2025
2026

Net Earned Premiums ($ 000s)



$66,169
+58%
$104,696
2Q 2025
2Q 2026

Ceding Commission Income ($ 000s)



17%
11%
QS reduction
$38,945
$16,992
44%
$21,953
56%
$26,984
$13,197
49%
$13,786
51%
2Q 2025
2Q 2026
Ceding Commission Allocated to PAC
Ceding Commission Allocated to G&A

(1) Total ceding commission allocated to PAC and G&A in proportion to their respective gross amounts.

Total % of gross premiums earned

12

13 Accomplishing Strategic Regional Expansion • Growth in geographies outside of FL(1) progressing nicely • Good initial momentum in North Carolina continuing into 2H 2026 • Evaluating the potential for further state expansion and introduction of new products in existing ex-FL footprint in 2027 Ex-FL Voluntary New Business Policies Written Ex-FL Voluntary New Business Gross Premiums Written 18% 10%20% 16% ($ in millions) (1) Currently writing in North Carolina, South Carolina and Georgia. 5,450 7,644 2Q 2025 2Q 2026 % of total voluntary new business mix $5.6 $8.4 2Q 2025 2Q 2026

14 Our Core Competencies Support and Fuel our Profitable Growth We believe our differentiated operating platform creates meaningful barriers to entry in the Florida residential market Deep, Diversified Distribution Robust, Granular Technology Platform Tested, Aligned Management Integrated, Detailed Underwriting & Claims Longstanding independent agent relationships National carriers and agencies New construction home builder-affiliated agents Selective Citizens depopulations Insurance Now Guidewire system Seamless API integrations Block-level granularity with in-house programming Founder-led since inception in 2007 Battle-tested senior leadership team Deep Florida insurance expertise Differentiated capacity at the agency/zip/census block level Dedicated underwriters for top agencies Strong integration between underwriting and claims, product and sales

Competitive Environment

- Despite the market becoming more competitive, we are seeing stability in our average premium per policy
- Mix shifts towards middle-aged homes and policies in Tri-County plus rate increases on our take-out book have been offset by appropriate, modest rate declines in some areas of our voluntary book
- Policy features such as inflation guard also dampen pricing declines
- Reinsurance rates have been declining well in excess of primary rates
- We continue to view our multi-pronged distribution strategy, led by independent agents, as a competitive advantage and a significant barrier to entry in the Florida market
- #1 public company voluntary market new business writer in Florida[(1)(2)]
- As Citizens shrinks to historically low levels, we believe the ability to scale profitably in the voluntary market increasingly differentiates established carriers with deep distribution relationships and underwriting infrastructure

Average Gross Premiums Written Per Policy



$2,178
$2,156
2Q 2025
2Q 2026

Citizens Policies In-Force (000s) [(1)(3)]



Lowest levels in last 20 years
77% decrease in Citizens PIF from most recent YE peak
1,229
936
395
278
2023
2024
2025
2Q 2026

(1) Market data provided by the Florida Office of Insurance Regulation (https://floir.gov/tools-and-data/residential-market-share-reports).
(2) YTD through May 31, 2026. Data excludes policy types: Commercial Residential, Personal Residential Condominium/Tenants/Farmowners/Excess Flood.
(3) Citizens Property Insurance Corporation. Includes all policies in-force (residential, wind only, and commercial).

AMERICAN INTEGRITY INSURANCE GROUP
15

16 Robust Reinsurance Program Our strategic reinsurance program is key to our risk management philosophy Per Risk & Facultative • Cover individual risks as opposed to group or class of business • Provides coverage for non-catastrophe losses from individual policies in excess of $1M Non-CAT Quota Share • Reinsurer assumes a specified percentage of losses for defined class of business • Utilized for non-catastrophe, flood-related and equipment breakdown losses Excess of Loss (“XOL”) • Reinsurer assumes all or portion of losses for an individual claim or event in excess of specified amount • Utilized for catastrophe protection with multiple prepaid reinstatements • Utilize captive to optimize profitability given uneconomic cost of XOL reinsurance at low limits • Improves financial flexibility and capital management Captive Reinsurance We regularly assess and realign our reinsurance structure to optimize the effectiveness of our program Reinsurance Philosophy Reduce earnings volatility 1 Enhance capital management 2 Limit exposure to CAT events 3 Protect capital 4 Our Risk Management Strategy Includes Multiple Types of Reinsurance: CAT Bonds • Collateralized catastrophe bonds placed in the private markets to protect against named storms in Florida

17 2026/2027 Finalized Catastrophe XOL Reinsurance Highlights Favorable renewal completed with risk-adjusted rate declines in line with broader market of upwards of 20% reductions and improved terms Robust vertical and horizontal cover modeled to contain the four-event 2004 Florida storm season First event retention of $35 million, consistent with last year’s program (despite 19% exposure growth), and reduced aggregate retention from $95 million to $75 million in a four-event season $2.3 billion first event tower, including retentions, equal to a 1-in-130 year probable maximum loss level, consistent with last year’s program Total third-party coverage for all occurrences is $3 billion, representing an increase of $409 million, or 15.8%, over the 2025 treaty year Total cost of the program expected to be between $430 - $440 million Traditional reinsurance limit represents $1.65 billion (up from $1.1 billion in 2025), and ILS market represents $825 million in total limit

Catastrophe Reinsurance Program with Broad Market Support

Sophisticated and conservative all-peril catastrophe XOL coverage to mitigate retained property losses



J
First event
$2,270M
$2,260M
$2,130M
$2,055M
$1,755M
$1,455M
$1,205M
$1,105M
$905M
$900M
$328M
$200M
$100M
$35M
$10M
Integrity Re 2026 CL A
$1,937M
Integrity Re 2025 CL A-1
Integrity Re 2025 CL A-2
H
I
Integrity Re 2025 CL B-1
Integrity Re 2025 CL B-2
$1,755M
$1,745M
$1,685M
$1540M
Integrity Re 2025 CL C
G
$1240M
Integrity Re 2026 CL B
F
E
Integrity Re 2025 CL D
Integrity Re 2026 CL C
$940M
D
Florida Hurricane Catastrophe Fund
B
American Integrity Retention
A
K
Second event
$1,500M
Integrity Re 2026 CL A
$1,615M
Integrity Re 2025 CL A-1
Integrity Re 2025 CL A-2
Integrity Re 2025 CL B-1
Integrity Re 2025 CL B-2
$1,170M
Integrity Re 2025 CL C
$690M
Integrity Re 2026 CL B
$590M
Integrity Re 2025 CL D
Integrity Re 2026 CL C
$390M
$200M
$100M
$35M
$10M
$20M
C
American Integrity Retention

- **A** / **B** First event retention of $35M, with $10M of exposure for the insurance entity and $25M of exposure for our captive
- **C** Second event retention of $20M, with $10M of exposure for the insurance entity and $10M of exposure for our captive (3rd and 4th event retention of $10M, respectively)
- **D** Coverage by state of Florida, participation in FHCF is mandatory for all FL residential property insurers
- **E** Class D CAT bond placed in 2025, expiring end of May 2027
- **F** Multi-tranche CAT bond (class B and C) placed in 2026 expiring end of May 2029
- **G** Class C CAT bond placed in 2025 expiring end of May 2027
- **H** Multi-tranche CAT bond placed in 2025 expiring end of May 2027
- **I** Multi-tranche CAT bond placed in 2025 expiring end of May 2028
- **J** First event tower, including retentions, equal to 1-in-130 year probable maximum loss level
- **K** Second Event assumes a First Event loss of $905.4M net of Florida Hurricane Catastrophe Fund and Named Storm Inuring layers

Our multi-layered CAT XOL program provides comprehensive coverage up to $2.27B, including Company retentions, for a single event and $1.75B for second event (assuming first event of $905M)

AMERICAN INTEGRITY INSURANCE GROUP
18

19 A Compelling Investment Opportunity A Compelling Investment Opportunity American Integrity combines deep Florida expertise, management continuity and an impressive track record of operating in the state with a large organic growth opportunity in the stabilized Florida market (1) Federal Reserve data https://fred.stlouisfed.org/series/FLPOP; U.S. Census Bureau data https://www.census.gov/quickfacts/fact/table/FL/PST040224 (2) Capital growth includes increases in book value plus profit distributions to stockholders. (3) Adjusted ROE represents adjusted net income (after tax) divided by average beginning and ending shareholders’ equity. See Appendix for non-GAAP reconciliation. (4) Core organic excludes all Citizens takeout business including legacy assumptions. Long-Term Growth and Profitability Track Record 2008 - 2025 GWP growth CAGR 14.0% 2008 - 2025 PIF growth CAGR of 10.4% vs 1.4% (1) annual population growth in Florida Mar 2007- Mar 2025 pre-IPO capital growth CAGR of 20.2% (2) Returned $20M to stockholders in 1Q 26 via special dividend Improved and Stabilized Florida Market and Positioning Historic litigation reforms of 2022 IPO May 2025 generated $100M of gross proceeds Adj. ROE for 2024 and 2025 of 27% and 42%, respectively (3) Built market leading voluntary distribution channel relationships We believe new Tri- County focus and capacity for writing middle-aged homes is working Reduction in quota share in 1Q 2026 added to earnings FL commercial residential writings began in 4Q 2025 NC writings began in 1Q 2026 Organic Growth Momentum Continues to Strengthen Across Multiple Strategic Initiatives Successfully Scaling Multiple High-Return Organic Growth Initiatives Total PIF growth up 16% at 6/30/2026 vs. 6/30/2025 Voluntary new writings up 54% 2Q 26 vs. 2Q 25 Policy retention rates up from 75% in 4Q 24 to 84% in 2Q 26 Voluntary core organic (4) PIF growth up 22% at 6/30/2026 vs. 6/30/2025 r i r t t ti t tr t r lti l tr t i I iti ti

20 Appendix

21 Summary Financials Income Statement – Three Months Ended Income Statement – Six Months Ended $ in thousands June 30, June 30, Six Months Ended 2026 2025 Revenues Gross premiums written $546,596 $499,145 Change in gross unearned premiums (73,573) (65,249) Gross premiums earned 473,023 433,896 Ceded premiums earned (286,119) (302,325) Net premiums earned 186,904 131,571 Policy fees 6,456 5,171 Net investment income 11,902 8,883 Net realized gains (losses) on investments 51 501 Other income 789 259 Total revenues 206,102 146,385 Expenses Losses and loss adjustment expenses, net 64,876 42,051 Policy acquisition expenses 33,395 9,388 General and administrative expenses 34,152 27,940 Total expenses 132,423 79,379 Income before income taxes 73,679 67,006 Income tax expense (benefit) 19,623 1,416 Net income $54,056 $65,590 Adjusted net income (1) $54,742 $69,377 Key Ratios Loss ratio 33.6% 30.8% Expense ratio 34.9% 27.3% Combined ratio 68.5% 58.1% (1) Adjusted net income is a non-GAAP financial measure defined as net income excluding net realized gains or losses on investments, stock compensation expense incurred in connection with our IPO, and certain non-recurring or non-cash expenses, including those incurred in connection with our IPO, net of tax. See the non-GAAP reconciliation in the Appendix. $ in thousands June 30, June 30, Three Months Ended 2026 2025 Revenues Gross premiums written $326,592 $286,995 Change in gross unearned premiums (84,341) (63,255) Gross premiums earned 242,251 223,740 Ceded premiums earned (137,555) (157,571) Net premiums earned 104,696 66,169 Policy fees 3,711 2,967 Net investment income 6,250 4,780 Net realized gains (losses) on investments (2) 485 Other income 516 98 Total revenues 115,171 74,499 Expenses Losses and loss adjustment expenses, net 33,151 21,189 Policy acquisition expenses 17,410 6,281 General and administrative expenses 18,186 22,932 Total expenses 68,747 50,402 Income before income taxes 46,424 24,097 Income tax expense (benefit) 12,278 (3,397) Net income $34,146 $27,494 Adjusted net income (1) $34,874 $31,294 Key Ratios Loss ratio 30.6% 30.6% Expense ratio 32.8% 42.3% Combined ratio 63.4% 72.9%

22 Summary Financials Balance Sheet $ in thousands June 30, December 31, December 31, 2026 2025 2024 Assets Fixed maturities, available-for-sale, at fair value $346,427 $330,489 $214,045 Short-term investments 4,738 18,121 - Total investments $351,165 $348,610 $214,045 Cash and cash equivalents 288,453 203,902 173,220 Restricted cash and cash equivalents 55,419 40,217 6,052 Premiums receivable, net 59,104 45,031 51,594 Accrued investment income 3,163 3,458 2,174 Prepaid reinsurance premiums 519,574 275,093 268,254 Income taxes recoverable 1,545 - - Reinsurance recoverable, net 247,916 269,056 462,097 Deferred policy acquisition costs, net 22,414 5,127 - Property and equipment, net 8,951 5,718 1,843 Right-of-use assets – operating leases 38,452 449 2,498 Deferred income tax asset, net 5,116 8,636 - Other assets 11,009 24,904 16,368 Total assets $1,612,281 $1,230,201 $1,198,145 Liabilities and shareholders' equity Unpaid losses and loss adjustment expenses $254,178 $266,591 $475,708 Income tax payable - 2,680 11,873 Unearned premiums 555,130 481,557 421,881 Reinsurance payable 341,609 96,555 56,348 Advance premiums 21,847 11,752 6,561 Deferred income tax liability, net - - 1,122 Long-term debt 412 618 1,029 Lease liabilities – operating leases 33,065 458 2,612 Deferred policy acq. costs, net unearned ceding commissions - - 31,931 Other liabilities and accrued expenses 36,521 32,968 26,688 Total liabilities $1,242,762 $893,179 $1,035,753 Total shareholders' equity 369,519 337,022 162,392 Total liabilities and shareholders' equity $1,612,281 $1,230,201 $1,198,145 Book value per share(1) $18.86 $17.21 $12.58 a (1) Book value per share is the ratio of shareholders’ equity to shares outstanding, each as of the balance sheet date.

23 High Quality Investment Portfolio (1) Fair value of securities, accrued interest, cash and restricted cash as of 6/30/2026. (2) Includes $507.7M of investments & cash, $3.2M of accrued interest, and $0.5M of unrealized losses in our managed investment portfolios at the holding company and insurance company combined, not including cash held for working capital. As of July 22, 2026, the insurance company portfolio weighted average duration was 2.0 years and weighted average credit rating was AA- following the deployment of the vast majority of the 35% cash allocation into fixed income securities. (3) Portfolio account value was $113M as of 8/5/2026 following the movement of $45M of cash from our captive into the holding company portfolio. Weighted Average Credit Rating(2) AA No Equity Exposure • We maintain a simple, conservative, highly-rated and liquid investment portfolio focused on investment grade fixed income securities • Total cash and investments at 6/30/2026 of $698M(1), which includes $510M in two investment portfolios(2) managed by Goldman Sachs Asset Management Weighted Average Effective Duration(2) 1.3 years Weighted Average Credit Rating(2) AA No Equity Exposure Weighted Average Effective Duration(2) 1.8 years 37% 6%22% 35% Insurance Company Portfolio Corporate Securities Government Securities Asset Backed Securities Cash $442M 31% 6%57% 5% Holding Company Portfolio Corporate Securities Government Securities Asset Backed Securities Cash $68M(3)

Non-GAAP Reconciliations
Three Months Ended June 30, 2026 vs 2025

Underwriting Income

($ in thousands)	Three Months Ended June 30, 2026	2025
Income before taxes	$46,424	$24,097
Less:		
Net investment income	6,250	4,780
Net realized gains (losses) on investments	(2)	485
Other income	516	98
Underwriting income	**$39,660**	**$18,734**

Adjusted Return on Equity

($ in thousands)	Three Months Ended June 30, 2026	2025
Numerator: Net income	$34,146	$27,494
Denominator: Average shareholders' equity	352,501	243,966
Return on equity	38.7%	45.1%
Numerator: Adjusted net income	$34,874	$31,294
Denominator: Average shareholders' equity	352,501	243,966
Adjusted return on equity	**39.6%**	**51.3%**

Adjusted Net Income

($ in thousands)	Three Months Ended June 30, 2026	2025
Net income	$34,146	$27,494
Add:		
Stock compensation	-	10,433
Termination of MSA	-	3,000
One-time IPO expenses	-	1,654
One-time bonus expenses	-	1,387
Executive transition cost	920	-
Less:		
Net realized gains (losses) on investments	(2)	485
Change in tax status	-	9,722
Tax effect	194	2,467
Adjusted net income	**$34,874**	**$31,294**

Ceded Catastrophe Excess of Loss Premiums Ratio

($ in thousands)	Three Months Ended June 30, 2026	2025
Gross premiums earned	$242,251	$223,740
Total ceded premiums earned	(137,555)	(157,571)
Less:		
NCQSR and other ancillary reinsurance treaties	(42,178)	(63,212)
Ceded catastrophe XOL premiums earned	**$(95,377)**	**$(94,359)**
Ceded catastrophe XOL premiums ratio	*39.4%*	*42.2%*

Net / Gross Underlying Loss and LAE Ratio

($ in thousands)	Three Months Ended June 30, 2026	2025
Total net premiums earned	$104,696	$66,169
Plus: Policy fees	3,711	2,967
Total net premiums earned plus policy fees	108,407	69,136
Losses and loss adj. expense, net	$33,151	$21,189
Loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*30.6%*	*30.6%*
Less:		
Current year net catastrophe losses	-	-
Prior year net reserve development	-	(1,695)
Underlying loss and loss adj. expense, net	**$33,151**	**$22,884**
Net underlying loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*30.6%*	*33.1%*
Add:		
Ceded non-catastrophe loss and loss adj. expense	11,443	12,356
Gross underlying loss and loss adj. expense	**$44,594**	**$35,240**
Gross underlying loss and loss adj. expense ratio (% of gross premiums earned plus policy fees)	*18.1%*	*15.5%*

AMERICAN INTEGRITY INSURANCE GROUP
24

Non-GAAP Reconciliations
Six Months Ended June 30, 2026 vs 2025

Underwriting Income

($ in thousands)	Six Months Ended June 30, 2026	2025
Income before taxes	$73,679	$67,006
Less:		
Net investment income	11,902	8,883
Net realized gains (losses) on investments	51	501
Other income	789	259
Underwriting income	**$60,937**	**$57,363**

Adjusted Return on Equity

($ in thousands)	Six Months Ended June 30, 2026	2025
Numerator: Net income	$54,056	$65,590
Denominator: Average shareholders' equity	353,270	232,133
Return on equity	30.6%	56.5%
Numerator: Adjusted net income	$54,742	$69,377
Denominator: Average shareholders' equity	353,270	232,133
Adjusted return on equity	**31.0%**	**59.8%**

Adjusted Net Income

($ in thousands)	Six Months Ended June 30, 2026	2025
Net income	$54,056	$65,590
Add:		
Stock compensation	-	10,433
Termination of MSA	-	3,000
One-time IPO expenses	-	1,654
One-time bonus expenses	-	1,387
Executive transition cost	920	-
Less:		
Net realized gains (losses) on investments	51	501
Change in tax status	-	9,722
Tax effect	183	2,464
Adjusted net income	**$54,742**	**$69,377**

Ceded Catastrophe Excess of Loss Premiums Ratio

($ in thousands)	Six Months Ended June 30, 2026	2025
Gross premiums earned	$473,023	$433,896
Total ceded premiums earned	(286,119)	(302,325)
Less:		
NCQSR and other ancillary reinsurance treaties	(83,130)	(120,943)
Ceded catastrophe XOL premiums earned	**$(202,989)**	**$(181,382)**
Ceded catastrophe XOL premiums ratio	*42.9%*	*41.8%*

Net / Gross Underlying Loss and LAE Ratio

($ in thousands)	Six Months Ended June 30, 2026	2025
Total net premiums earned	$186,904	$131,571
Plus: Policy fees	6,456	5,171
Total net premiums earned plus policy fees	193,360	136,742
Losses and loss adj. expense, net	$64,876	$42,051
Loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*33.6%*	*30.8%*
Less:		
Current year net catastrophe losses	-	-
Prior year net reserve development	-	(1,117)
Underlying loss and loss adj. expense, net	**$64,876**	**$43,168**
Net underlying loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*33.6%*	*31.6%*
Add:		
Ceded non-catastrophe loss and loss adj. expense	24,205	26,376
Gross underlying loss and loss adj. expense	**$89,081**	**$69,544**
Gross underlying loss and loss adj. expense ratio (% of gross premiums earned plus policy fees)	*18.6%*	*15.8%*

AMERICAN INTEGRITY INSURANCE GROUP

25

Non-GAAP Reconciliations
Year Ended December 31, 2025 vs 2024

Underwriting Income

($ in thousands)	Year Ended December 31, 2025	2024
Income before taxes	$115,057	$51,039
Less:		
Net investment income	21,704	14,180
Net realized gains (losses) on investments	569	119
Other income	892	607
Underwriting income	**$91,892**	**$36,133**

Adjusted Return on Equity

($ in thousands)	Year Ended December 31, 2025	2024
Numerator: Net income	$99,621	$39,742
Denominator: Average shareholders' equity	249,707	148,179
Return on equity	39.9%	26.8%
Numerator: Adjusted net income	$105,161	$39,648
Denominator: Average shareholders' equity	249,707	148,179
Adjusted return on equity	**42.1%**	**26.8%**

Adjusted Net Income

($ in thousands)	Year Ended December 31, 2025	2024
Net income	$99,621	$39,742
Add:		
Stock compensation	10,433	-
Termination of MSA	3,000	-
One-time IPO expenses	1,654	-
One-time bonus expenses	1,387	-
Post IPO transition expenses	2,287	-
Less:		
Net realized gains (losses) on investments	569	119
Change in tax status	9,722	-
Tax effect	2,930	(25)
Adjusted net income	**$105,161**	**$39,648**

Ceded Catastrophe Excess of Loss Premiums Ratio

($ in thousands)	Year Ended December 31, 2025	2024
Gross premiums earned	$884,958	$682,216
Total ceded premiums earned	(642,035)	(500,161)
Less:		
NCQSR and other ancillary reinsurance treaties	(248,103)	(194,022)
Ceded catastrophe XOL premiums earned	**$(393,932)**	**$(306,139)**
Ceded catastrophe XOL premiums ratio	*44.5%*	*44.9%*

Net / Gross Underlying Loss and LAE Ratio

($ in thousands)	Year Ended June 30, 2025	2024
Total net premiums earned	$242,923	$182,055
Plus: Policy fees	10,397	7,393
Total net premiums earned plus policy fees	253,320	189,448
Losses and loss adj. expense, net	$98,034	$90,832
Loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*38.7%*	*47.9%*
Less:		
Current year net catastrophe losses	-	32,192
Prior year net reserve development	(1,814)	(3,187)
Underlying loss and loss adj. expense, net	**$99,848**	**$61,827**
Net underlying loss and loss adj. expense ratio (% of net premiums earned plus policy fees)	*39.4%*	*32.6%*
Add:		
Ceded non-catastrophe loss and loss adj. expense	52,522	55,381
Gross underlying loss and loss adj. expense	**$152,370**	**$117,208**
Gross underlying loss and loss adj. expense ratio (% of gross premiums earned plus policy fees)	*17.0%*	*17.0%*

American Integrity Insurance Group
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